Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          JLL VENTURES (DELAWARE) CORP.

                  The undersigned, desiring to amend the Certificate of Incorporation of JLL Ventures (Delaware) Corp., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation law, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent evidenced by board resolutions, and approval of the requisite vote of the stockholders of the Corporation, has duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:

                           RESOLVED, that Article I of the Certificate of
                  Incorporation of the Corporation be amended to provide in its entirety as follows:

                           "1. The name of the Corporation is:

                                    CNF Technologies, Inc."

                  SECOND: That the aforesaid amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

                  THIRD: That this amendment shall become effective upon the filing of this Certificate with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by, Paul Charles, its Chief Executive Officer, and David Thompson, its Chief Financial Officer this 10th day of June, 1999.

                                               JLL VENTURES (DELAWARE)
                                               CORPORATION


                                               By:/s/Paul Charles
                                                  -----------------------------
                                                      Paul Charles
                                                      Chief Executive Officer

                                               By:/s/David Thompson
                                                  -----------------------------
                                                      David Thompson
                                                      Chief Financial Officer